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                                                                    EXHIBIT 11.1


                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS(1)


                                                           THREE MONTHS
                                                              ENDED
                                     YEAR ENDED             NOVEMBER 30,
                                     AUGUST 31,         -------------------
                                       1998             1997           1998
                                     ----------         ----           ----
Primary
  Average shares outstanding           7,500            7,500          7,500

  Net income                          $3,252           $  709         $  867
  Per share amount                    $ 0.43           $ 0.09         $ 0.12

Fully Diluted
  Average shares outstanding           7,500            7,500          7,500

  Net income                          $3,252           $  709         $  867
  Per share amount                    $ 0.43           $ 0.09         $ 0.12

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(1) Assumes shares outstanding for periods presented.